Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-02845 on Form S-8 of our report dated June 24, 2013, relating to the financial statements and financial statement schedule of the Wausau Paper Corp. Savings and Investment Plan, included in this Annual Report on Form 11-K of the Wausau Paper Corp. Savings and Investment Plan for the year ended December 31, 2012.

/s/ Wipfli LLP

Wipfli LLP

June 24, 2013

Wausau, Wisconsin